                                                                    EXHIBIT 99.1

- --------------------------------------------------------------------------------
                              THE DII GROUP, INC.

        PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR A SPECIAL MEETING,
                                AUGUST 22, 1996


           The undersigned hereby appoints Ronald R. Budacz and Carl R. Vertuca, Jr. the proxies (each with power to act alone and with power of substitution) of the undersigned to vote at the Special Meeting of Stockholders of The DII Group, Inc. to be held on August 22, 1996, and at any adjournment, all shares of stock which the undersigned is entitled to vote thereat upon all matters properly brought before the meeting.

       P
                                                Dated: ____________, 1996
       R
                                                -------------------------
       O
                                                -------------------------
       X                                        Signature of Stockholder

       Y
                                                THIS PROXY MUST BE
                                                SIGNED EXACTLY AS NAME APPEARS
                                                HEREON.
                                                Executors, administrators,
                                                trustees, etc., should
                                                give full title as such. For
                                                joint accounts, each owner
                                                should sign. If the signer is a
                                                corporation, please sign full
                                                corporate name by duly
                                                authorized officer.

                                                                   (over)
- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------
                                              (Continued from other side)

       THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 THROUGH 3.



                                                                                     FOR   AGAINST    ABSTAIN
       1. Proposal to approve and adopt the Agreement and Plan of Merger, by and among The DII Group, Inc., DII Merger Corp. and Orbit
          Semiconductor, Inc., dated as of June 9, 1996, and the transactions
          contemplated thereby.                                                     / /        / /        / /

       2. Proposal to approve the amendment of the 1994 Stock Incentive
          Plan.                                                                     / /        / /        / /

       3. Proposal to approve the amendment of the 1994 Employee Stock
          Purchase Plan.                                                           / /        / /        / /

       4. In their discretion, upon such other matters as may properly come before the meeting.


                  PLEASE MARK, SIGN, DATE AND RETURN THE PROXY
                   CARD PROMPTLY USING THE ENCLOSED ENVELOPE

- --------------------------------------------------------------------------------